Exhibit 32.1

Certification of CEO Pursuant to 18 U.S.C. Section 1350

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section

906 of the Sarbanes-Oxley Act of 2002, the undersigned

certifies
that (1) this Quarterly Report of Capital City Bank Group, Inc. (the "Company")

on Form 10-Q for the period ended June 30, 2020,
as filed with the Securities and Exchange Commission on the

date hereof (this "Report"), fully complies with the requirements of
Section 13(a) of the Securities Exchange Act of 1934, as amended,

and (2) the information contained in this Report fairly presents, in all material respects, the financial condition of the Company and its results of operations as of and for the periods covered

therein.

/s/ William G. Smith, Jr.
William G. Smith, Jr.
Chairman, President, and

Chief Executive Officer

Date: August 3, 2020

A signed original of this written statement required by Section 906,

or other document authenticating, acknowledging or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906,

has
been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or

its
staff upon request.